Consent of Independent Certified Public Accountants

     We have issued our report dated November 7, 2003 accompanying the financial statements of Insured Municipals Income Trust, 187th Insured Multi-Series as of September 30, 2003, and for the period then ended, contained in this Post-Effective Amendment No. 8 to Form S-6.

     We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".

                                               Grant Thornton LLP


Chicago, Illinois
January 26, 2004